SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

|X|   Filed by the Registrant     Filed by a Party other than the Registrant |_|

Check the appropriate box:

      |_|   Preliminary Proxy Statement

      |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      |X|   Definitive Proxy Statement

      |_|   Definitive Additional Materials

      |_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           CTI INDUSTRIES CORPORATION
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

|X|   No Fee Required

                           CTI INDUSTRIES CORPORATION
                             22160 North Pepper Road
                           Barrington, Illinois 60010

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO
                           BE HELD ON OCTOBER 29, 2004

To: Shareholders of CTI Industries Corporation

      The annual meeting of the shareholders of CTI Industries Corporation will be held at The Holiday Inn Crystal Lake, 800 South Route 31, Crystal Lake, Illinois 60014, on Friday, October 29, 2004, at 10:00 a.m., Central Daylight Savings Time, for the following purposes:

      1. To elect 7 directors to hold office during the year following the annual meeting or until their successors are elected (Item No. 1 on proxy card);

      2. To ratify the appointment of Eisner, LLP as auditors of the Corporation for 2004 (Item No. 2 on proxy card); and

      3. To transact such other business as may properly come before the meeting.

      The close of business on September 21, 2004, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

      BY ORDER OF THE BOARD OF DIRECTORS


                                                   /s/ Stephen M. Merrick
October 1, 2004                                    -----------------------------
                                                   Stephen M. Merrick, Secretary

                             YOUR VOTE IS IMPORTANT

            It is important that as many shares as possible be represented at the annual meeting. Please date, sign, and promptly return the proxy in the enclosed envelope. Your proxy may be revoked by you at any time before it has been voted.

                           CTI INDUSTRIES CORPORATION
                             22160 North Pepper Road
                           Barrington, Illinois 60010

                                 PROXY STATEMENT

Information Concerning the Solicitation

      This statement is furnished in connection with the solicitation of proxies to be used at the Annual Shareholders Meeting (the "Annual Meeting") of CTI Industries Corporation (the "Company"), an Illinois corporation, to be held at 10:00 a.m. Central Daylight Savings Time on Friday, October 29, 2004, at The Holiday Inn Crystal Lake, 800 South Route 31, Crystal Lake, Illinois 60014. The proxy materials are being mailed to shareholders of record at the close of business on September 21, 2004.

      The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company.

      The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Quorum and Voting

      Only shareholders of record at the close of business on September 21, 2004 are entitled to vote at the Annual Meeting. On that day, there were 1,954,100 shares of Common Stock outstanding. Each share has one vote. A simple majority of the outstanding shares of Common Stock is required to be present in person or by proxy at the meeting for there to be a quorum for purposes of proceeding with the Annual Meeting. The Company's Articles of Incorporation grants the holders of Common Stock the right to elect up to seven total directors, and seven directors will be elected by the Company's Common Stockholders at this meeting. The Common Stock does not possess cumulative voting rights, and the election of directors will be by the vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting. The ratification of auditors will require the vote of a simple majority of the shares of Common Stock present at the Annual Meeting by person or proxy. Abstentions and withheld votes have the effect of votes against these matters. Broker non-votes (shares of record held by a broker for which a proxy is not given) will be counted for purposes of determining shares outstanding for purposes of a quorum, but will not be counted as present for purposes of determining the vote on any matter considered at the meeting.

      A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to it are voted by notifying the Secretary of the Company in writing. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted "FOR" the nominees for directors contained in these proxy materials, "FOR" proposal 2 and "FOR" proposal 3.

Stock Ownership by Management and Others

      The following table provides information concerning the beneficial ownership of the Company's common stock by each director and nominee for director, certain executive officers, and by all directors and officers of the Company as a group as of September 15, 2004. In addition, the table provides information concerning the beneficial owners known to the Company to hold more than 5 percent of the outstanding common stock of the Company as of September 15, 2004.

                                                           Shares of Common Stock    Percent of
Name and Address (1)                                       Beneficially Owned (2)    Common Stock
--------------------                                       ----------------------    ------------

John H. Schwan                                               642,237(3)              29.8%(4)
Stephen M. Merrick                                           525,758(5)              25.1%(4)
Howard W. Schwan                                             178,904(6)               9.0%(4)
Brent Anderson                                                42,795(7)               2.1%
Samuel Komar                                                  24,879(8)               1.3%
Mark Van Dyke                                                 23,809(9)               1.2%
Timothy Patterson                                              5,000(10)
Stanley M. Brown
  1140 Larkin
  Wheeling, IL 60090                                          11,250(11)                *
Bret Tayne
  6834 N. Kostner Avenue
  Lincolnwood, IL 60712                                        9,923(12)                *
Michael Avramovich
  70 W. Madison Street, Suite 1400
  Chicago, IL 60602                                                0                    *
John Collins (Director Nominee)
  262 Pine Street
  Deerfield, IL 60015                                              0                    *

All Current Directors and Executive Officers as a group
(10 persons)                                               1,464,555                 59.4%(4)

----------
*     Less than one percent

(1) Except as otherwise indicated, the address of each stockholder listed above is c/o CTI Industries Corporation, 22160 North Pepper Road, Barrington, Illinois 60010.

                       (footnotes continued on next page)

(2) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, warrants or rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(3) Includes warrants to purchase up to 79,364 shares of Common Stock at $1.50 per share, warrants to purchase up to 93,000 shares of Common Stock at $4.87 per share, options to purchase up to 23,810 shares of Common Stock at $2.08 per share granted under the Company's 1999 Stock Option Plan and options to purchase up to 5,952 shares of Common Stock at $2.55 per share granted under the Company's 2002 Stock Option Plan. Also includes indirect beneficial ownership of 130,821 shares of Common Stock through shares owned through CTI Investors, L.L.C. See "Board of Directors Affiliations and Related Transactions."

(4) Assumes the exercise of all warrants and options owned by the named person into shares of Common Stock and all shares of Common Stock beneficially owned by the named person through CTI Investors, L.L.C.

(5) Includes warrants to purchase up to 39,683 shares of Common Stock at $1.50 per share, warrants to purchase up to 70,000 shares of Common Stock at $4.87 per share, options to purchase up to 23,810 shares of Common Stock at $2.08 per share granted under the Company's 1999 Stock Option Plan and options to purchase up to 5,952 shares of Common Stock at $2.55 per share granted under the Company's 2002 Stock Option Plan. Also includes indirect beneficial ownership of 87,214 shares of Common Stock through shares owned through CTI Investors, L.L.C. See "Board of Directors Affiliations and Related Transactions."

(6) Includes options to purchase up to 15,873 shares of Common Stock at $6.30 per share granted under the Company's 1997 Stock Option Plan, options to purchase up to 23,810 shares of Common Stock at $1.89 per share granted under the Company's 1999 Stock Option Plan and options to purchase up to 14,285 shares of Common Stock at $2.31 per share granted under the Company's 2002 Stock Option Plan. Also includes indirect beneficial ownership of 65,410 shares of Common Stock through shares owned through CTI Investors, L.L.C. See "Board of Directors Affiliations and Related Transactions."

(7) Includes options to purchase up to 4,761 shares of Common Stock at $6.30 per share granted under the Company's 1997 Stock Option Plan, options to purchase up to 17,857 shares of Common Stock at $1.47 per share, granted under the Company's 2001 Stock Option Plan and options to purchase up to 8,928 shares of Common Stock at $2.31 per share granted under the Company's 2002 Stock Option Plan.

                       (footnotes continued on next page)

(8) Includes options to purchase up to 4,761 shares of Common Stock at $6.30 per share granted under the Company's 1997 Stock Option Plan, options to purchase up to 7,976 shares of Common Stock at $1.89 per share granted under the Company's 1999 Stock Option Plan, options to purchase up to 11,904 shares of Common Stock at $1.47 per share granted under the Company's 2001 Stock Option Plan, and 238 shares of Common Stock held by immediate family members.

(9) Includes options to purchase up to 23,809 shares of Common Stock at $1.47 per share granted under the Company's 2001 Stock Option Plan.

(10) Includes options to purchase up to 5,000 shares of Common Stock at $2.26 per share granted under the Company's 2002 Stock Option Plan.

(11) Includes options to purchase up to 1,984 shares of Common Stock at $6.30 per share and options to purchase up to 1,984 shares of Common Stock at $10.08 per share, both granted under the Company's 1997 Stock Option Plan, options to purchase up to 3,571 shares of Common Stock at $1.89 per share granted under the Company's 1999 Stock Option Plan and options to purchase up to 2,976 shares of Common Stock at $2.31 per share granted under the Company's 2002 Stock Option Plan.

(12) Includes options to purchase up to 1,984 shares of Common Stock at $6.30 per share granted under the Company's 1997 Stock Option Plan, options to purchase up to 3,571 shares of Common Stock at $1.89 per share granted under the Company's 1999 Stock Option Plan and options to purchase up to 2,976 shares of Common Stock at $2.31 per share granted under the Company's 2002 Stock Option Plan.

PROPOSAL ONE - ELECTION OF DIRECTORS

      Seven directors will be elected at the Annual Meeting to serve for one-year terms expiring on the date of the Annual Meeting in 2005. All directors will be elected by holders of the Company's Common Stock. Each director elected will continue in office until a successor has been elected. If a nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL OF THE NOMINEES

Information Concerning Nominees

      The following is information concerning nominees for election as directors of the Company as of July 15, 2004. Messrs. John Schwan, Howard Schwan, Merrick, Brown, Tayne and Avramovich are presently directors of the Company.

      JOHN H. SCHWAN, age 59, Chairman. Mr. Schwan has been an officer and director of the Company since January, 1996. Mr. Schwan has been the President and principal executive officer of Packaging Systems and affiliated companies for over the last 15 years. Mr. Schwan has over 20 years of general management experience, including manufacturing, marketing and sales. Mr. Schwan served in the U.S. Army Infantry in Vietnam from 1966 to 1969, where he attained the rank of First Lieutenant.

      HOWARD W. SCHWAN, age 49, President. Mr. Schwan has been associated with the Company for 21 years, principally in the management of the production and engineering operations of the Company. Mr. Schwan was appointed as Vice President of Manufacturing in November, 1990, was appointed as a director in January, 1996, and was appointed as President in June, 1997.

      John Schwan and Howard Schwan are brothers.

      STEPHEN M. MERRICK, age 62, Executive Vice President and Secretary. Mr. Merrick was President of the Company from January, 1996 to June, 1997 when he became Chief Executive Officer of the Company. In October, 1999, Mr. Merrick became Executive Vice President. Mr. Merrick is a principal of the law firm of Merrick & Klimek, P.C. of Chicago, Illinois and has been engaged in the practice of law for more than 35 years. Mr. Merrick is also Senior Vice President, Director and a member of the Management Committee of Reliv International, Inc. (NASDAQ), a manufacturer and direct marketer of nutritional supplements and food products.

      STANLEY M. BROWN, age 57, Director. Mr. Brown was appointed as a director of the Company in January, 1996. Since March, 1996, Mr. Brown has been President of Inn-Room Systems, Inc., a manufacturer and lessor of in-room vending systems for hotels. From 1968 to 1989, Mr. Brown was with the United States Navy as a naval aviator, achieving the rank of Captain.

      BRET TAYNE, age 45, Director. Mr. Tayne was appointed as a director of the Company in December, 1997. Mr. Tayne has been the President of Everede Tool Company, a manufacturer of industrial cutting tools, since January, 1992. Prior to that, Mr. Tayne was Executive Vice President of Unifin, a commercial finance company, since 1986. Mr. Tayne received a Bachelor of Science degree from Tufts University and an MBA from Northwestern University.

      MICHAEL AVRAMOVICH, age, 52, Director. Mr. Avramovich is a principal of the law firm of Avramovich & Associates, P.C. of Chicago, Illinois, and has been engaged in the practice of law for over 6 years. Prior to the practice of law, Mr. Avramovich was an Associate Professor of Accounting and Finance at National-Louis University in Chicago, Illinois. Mr. Avramovich has also worked in various financial accounting positions at Molex International, Inc. of Lisle, Illinois. Mr. Avramovich received a Bachelor of Arts degree in History and International Relations from North Park University, a Master of Management, Accounting and Information Systems, and Finance from Northwestern University, a Juris Doctorate from the John Marshall Law School and an L.L.M. in International and Corporate Law from Georgetown University Law Center.

      JOHN I. COLLINS, age 44, Director Nominee. Mr. Collins is currently the Treasurer of the Illinois Credit Union Executives Society, and is a former member of the Chicago Federal Reserve Bank Advisory Group. Mr. Collins is also the Chief Administrative Officer and the former Chief Financial Officer of Mid-States Corporate Federal Credit Union ("MSCFCU"), a

$4.5 billion wholesale financial institution located in Warrenville, Illinois. Mr. Collins' responsibilities at MSCFCU have included all accounting, financial reporting, strategic planning, risk management, lending and data processing matters, as well as, more recently, working directly with MSCFCU's Chief Executive Officer in matters concerning MSCFCU's Board of Directors and Board Committee matters and administration, corporate governance and legal affairs. Prior to his affiliation with MSCFCU in 2001, Mr. Collins was employed as both a Controller and Chief Financial Officer by Great Lakes Credit Union ("GLCU"), a $350 million financial institution located in North Chicago, Illinois. During Mr. Collins tenure with GLCU from 1991 to 2001, and MSCFCU from 2001 to the present, Mr. Collins has experience working with audit committees, public accounting firms and regulatory agencies on an ongoing basis, has supervised principal accounting officers, and has had the responsibility of preparing audited financial statements, internal controls and financial reporting. Mr. Collins received a Bachelor of Arts degree in Economics, History and English from Ripon College, and a Masters in Business Administration from Emory University. Mr. Collins has also participated in the Kellogg Management Institute and the Consumer Marketing Strategy programs at Northwestern University on a post-graduate basis.

Executive Officers Other Than Nominees

      MARK VAN DYKE, age 54, Senior Vice President. Mr. Van Dyke rejoined the Company in August, 2001. Mr. Van Dyke has over 25 years experience in the balloon industry and was previously employed by the Company for 12 years. Prior to rejoining the Company, Mr. Van Dyke was employed by M&D Balloons, Inc. for eight years and became Executive Director of that Company.

      BRENT ANDERSON, age 37, Vice President of Manufacturing. Mr. Anderson has been employed by the Company since January, 1989, and has held a number of engineering positions with the Company including Plant Engineer and Plant Manager. Mr. Anderson was appointed Vice President of Manufacturing in June, 1997.

      SAMUEL KOMAR, age 47, Vice President of Sales. Mr. Komar has been employed by the Company since March of 1998, and was named Vice-President of Sales in September of 2001. Mr. Komar has worked in sales for 16 years, and prior to his employment with the Company, Mr. Komar was with Bob Gable & Associates, a manufacturer of sporting goods. Mr. Komar received a Bachelor of Science Degree in Sales and Marketing from Indiana University.

      TIMOTHY PATTERSON, age 43, Vice President of Finance and Administration. Mr. Patterson has been employed by the Company as Vice President of Finance and Administration since September, 2003. Prior to his employment with the Company, Mr. Patterson was Manager of Controllers for the Thermoforming group at Solo Cup Company for two years. Prior to that, Mr. Patterson was Manager of Corporate Accounting for Transilwrap Company for three years. Mr. Patterson received a Bachelor of Science degree in finance from Northern Illinois University and an MBA from the University of Illinois at Chicago.

Committees of the Board of Directors

      The Company's Board of Directors has standing Compensation and Audit Committees.

      During 2003, the Compensation Committee was composed of John H. Schwan, Stanley M. Brown and Bret Tayne. The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the compensation of officers and key employees of the Company. The Compensation Committee met one time during 2003.

      The Company does not have a standing nominating committee or committee performing similar functions. All of the independent directors of the Board of Directors of the Company participated in the nominating process and voted in favor of the nomination of the directors nominated for election at the annual meeting of shareholders to be held on October 1, 2004. The Company's Board of Directors intends to establish a nominating committee during 2004 in accordance with rules of the Securities and Exchange Commission and of the NASDAQ Stock Market.

      Audit Committee

      Since 2000, the Company has had a standing Audit Committee, which is presently composed of Mr. Tayne, Mr. Brown and Mr. Avramovich. Mr. Avramovich has been designated and is the Company's "Audit Committee Financial Expert" pursuant to paragraph (h)(1)(i)(A) of Item 401 of Regulation S-K of the Exchange Act. The Audit Committee held five meetings during fiscal year 2003, including quarterly meetings with management and independent auditors to discuss the Company's financial statements. Mr. Avramovich and each appointed member of the Audit Committee satisfies the definition of "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Company's Board of Directors has adopted a written charter for the Company's Audit Committee, a true and correct copy of which has been included as Exhibit A to this report. The Audit Committee reviews and makes recommendations to the Company about its financial reporting requirements. Information regarding the functions performed by the Committee is set forth in the "Report of the Audit Committee," as follows:

Report of the Audit Committee

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including but not limited to those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380). In addition, the Committee has discussed with the independent auditors the auditor's independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board.

      The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K/A, Amendment No. 1 for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to future shareholder approval at the Company's 2004 annual meeting of shareholders, the selection of Eisner, LLP as the Company's independent auditors.

Bret Tayne, Audit Committee Chair
Stanley M. Brown, III, Audit Committee Member
Michael Avramovich, Audit Committee Member

      Executive Compensation

      The following table sets forth a summary of the compensation paid or accrued during the last three fiscal years by the Company to its President, Chief Executive Officer and any other officer who was an officer of the Company at December 31, 2003, and who received compensation in excess of $100,000 ("Named Executive Officers").

                           Summary Compensation Table
                                            Annual Compensation          Long Term Compensation
                                                                                       All Other
Name and Principal                          Salary       Other Annual    Underlying    Compensation
Position                           Year     $            Compensation    Options       ($)
---------------------------------------------------------------------------------------------------
Howard W. Schwan                   2003     $162,500     $5,520              --            --
President                          2002     $162,500     $8,100          14,285(1)     $1,925(5)
                                   2001     $150,000     $5,000              --        $1,765(5)

Mark Van Dyke                      2003     $125,000         --              --            --
Senior Vice President              2002     $123,100         --              --            --
                                   2001     $ 45,900         --          23,809(2)         --

Brent Anderson                     2003     $ 95,000         --              --            --
Vice President of Manufacturing    2002     $ 95,000         --           8,928(3)         --
                                   2001     $ 86,700         --          17,857(3)         --

Samuel Komar                       2003     $104,200         --              --            --
Vice President of Sales            2002     $104,200         --              --            --
                                   2001     $ 94,450         --          11,904(4)         --

                       (footnotes continued on next page)

(1) Stock options to purchase up to 14,285 shares of the Company's Common Stock at $2.31 per share, and stock options to purchase up to 23,809 shares of the Company's Common Stock at $1.89 per share.

(2) Stock options to purchase up to 23,809 shares of the Company's Common Stock at $1.47 per share.

(3) Stock options to purchase up to 8,928 shares of the Company's Common Stock at $2.31 per share, and stock options to purchase up to 17,857 shares of the Company's Common Stock at $1.47 per share.

(4) Stock options to purchase up to 11,904 shares of the Company's Common Stock at $1.47 per share.

(5) Company contribution to the Company's 401(k) Plan as a pre-tax salary deferral.

      The Company has never granted any stock appreciation rights. During the period from January 1, 1999 to December 31, 2003, there have been no awards or payments made for long-term incentive compensation (other than stock option and warrant grants) and there have been no restricted stock grants to any of the Named Executive Officers.

      Certain Named Executive Officers have received warrants to purchase Common Stock of the Company in connection with their guarantee of certain bank loans secured by the Company and in connection with their participation in a private offering of notes and warrants conducted by the Company. See "Board of Director Affiliations and Related Transactions" below. The following stock option grants were made to certain of the Company's executive officers in the fiscal year ending December 31, 2003:

                        Option Grants in Last Fiscal Year

                                Individual Grants
                    Number of
                    Securities  % of Total
                    Underlying  Options Granted
                    Options     to Employees in  Exercise Price
Name                Granted     Fiscal Year      ($/share)       Expiration Date
----                -------     -----------      ---------       ---------------

Timothy Patterson   5,000       71.4%            $2.26           2/3/2013

    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

                                                   Number of Securities
                     Shares                        Underlying Unexercised      Value of Unexercised In- the-
                     Acquired  on   Value          Options at Year End (#)     Money Options at Fiscal Year End
Name                 Exercise (#)   Realized ($)   Exercisable/Unexercisable   ($) Exercisable/Unexercisable
----                 ------------   ------------   -------------------------   -------------------------
John H. Schwan       0              0              29,762/0                    $  4,286/0(1)
Howard W. Schwan     0              0              53,968/0                    $  8,810/0(1)
Stephen M. Merrick   0              0              29,762/0                    $  4,286/0(1)
Mark Van Dyke        0              0              23,809/0                    $ 18,809/0(1)
Brent Anderson       0              0              31,546/0                    $ 14,107/0(1)
Samuel Komar         0              0              24,641/0                    $ 12,355/0(1)

----------
(1) The value of unexercised in-the-money options is based on the difference between the exercise price and the fair market value of the Company's Common Stock on December 31, 2003.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors of the Company is composed of three members of the Board of Directors. The Compensation Committee is responsible for establishing the standards and philosophy of the Board of Directors regarding executive compensation, for reviewing and evaluating executive compensation and compensation programs, and for recommending levels of salary and other forms of compensation for executives of the Company to the Board of Directors. The full Board of Directors of the Company is responsible for setting and administering salaries, bonus payments and other compensation awards to executives of the Company.

      Compensation Philosophy

      The philosophy of the Compensation Committee, and of the Board of Directors of the Company, regarding executive compensation includes the following principal components:

            To attract and retain quality executive talent, which is regarded as critical to the long and short-term success of the Company, in substantial part by offering compensation programs which provide attractive rewards for successful effort.

            To provide a reasonable level of base compensation to senior executives.

            To create a mutuality of interest between executive officers of the Company and shareholders through long-term compensation structures, particularly stock option programs, so that executive officers share the risks and rewards of strategic decision making and its effect on shareholder value.

      The Compensation Committee has recommended, and the Board of Directors has determined, to take appropriate action to comply with the provisions of Section 162(m) of the Internal Revenue Code so that executive compensation will be deductible as an expense to the fullest extent allowable.

      The Company's executive compensation program consists of two key elements:
(i) an annual component consisting of base salary and (ii) a long-term component, principally stock options.

      Annual Base Compensation

      The Compensation Committee recommends annual salary levels for each of the Named Executives, and for other senior executives of the Company, to the Board of Directors. The recommendations of the Compensation Committee for base salary levels for senior executives of the Company are determined annually, in part, by evaluating the responsibilities of the position and examining market compensation levels and trends for similar positions in the marketplace. Additional factors which the Compensation Committee considers in recommending annual adjustments to base salaries include: results of operation of the Company, sales, shareholder returns, and the experience, work-performance, leadership and team building skills of each executive. The Company receives information from the Chief Executive Officer with regard to these matters. While each of these factors is considered in relatively equal weight, the Compensation Committee does not utilize performance matrices or measured weightings in its review. Each year, the Compensation Committee conducts a structured review of base compensation of senior executives with input from the Chief Executive Officer.

      Long-Term Component - Stock Options

      The long-term component of compensation provided to executives of the Company has been in the form of stock options. The Compensation Committee has recommended to the Board of Directors that a significant portion of the total compensation to executives be in the form of incentive stock options. Stock options are granted with an exercise price equal to or greater than the fair market value of the Company's Common Stock on the date of the grant. Stock options are exercisable between one and ten years from the date granted. Such stock options provide incentive for the creation of shareholder value over the long-term since the full benefit of the compensation package for an executive cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a specified number of years.

      The magnitude of the stock option awards are determined annually by the Compensation Committee and the Board of Directors. Generally, the number of options granted to an executive has been based on the relative salary level of the executive.

      On October 12, 2002, incentive stock options to purchase up to 14,285, 8,928, 5,952 and 5, 952 shares of the Company's Common Stock were granted to Messrs. Howard Schwan, Brent Anderson, Stephen M. Merrick and John Schwan, respectively, under the 2002 Stock Option Plan (the "2002 Plan"). In addition, on October 12, 2002, non-qualified stock options to purchase up to 2,926 shares of the Company's Common Stock were granted to each of Messrs. Stan Brown and Bret Tayne respectively, under the 2002 Stock Option Plan, and incentive stock options to purchase up to 5,000 shares of the Company's Common Stock were granted to Timothy Patterson under the 2002 Stock Option Plan on December 31, 2003.

      There were no other stock options granted to any of the Named Executives in 2001, 2002 or 2003.

      CEO Compensation

      The Compensation Committee utilizes the same standards and methods for recommending annual base compensation for the Chief Executive Officer of the Company as it does for other senior executive officers of the Company.

      In 1997, the Company entered into an Employment Agreement with Howard W. Schwan, President of the Company, providing that Mr. Schwan's base annual compensation would not be less than $135,000. During 2001, 2002 and 2003, upon the recommendation of the Compensation Committee, the base salary of Mr. Schwan was $150,000, $162,500 and $162,500 respectively. In 2001, 2002 and 2003, annual incentive compensation was paid to Mr. Schwan in the amounts of $5,000, $8,100 and $5,520, respectively.

      The Compensation Committee recommended that Mr. Schwan (and other senior executives of the Company), receive incentive stock options, consistent with observed market practices, so that a significant portion of his total compensation will be based upon, and consistent with, returns to shareholders. In 2002, Mr. Schwan was granted incentive stock options to purchase up to 14,285 shares of the Company's Common Stock.

Compensation Committee:
John H. Schwan,
Bret Tayne,
Stanley M. Brown, III

      Compensation Committee Interlocks and Insider Participation

      John H. Schwan, a member of the Compensation Committee, is Chairman of the Company. Mr. Schwan is an officer and owner of Packaging Systems, L.L.C., Shamrock Specialty Packaging and affiliated companies. The Company made purchases of packaging materials from these entities in the aggregate amounts of $118,011 and $273,910 during each of the years ended December 31, 2002 and December 31, 2003, respectively. John Schwan and Howard W. Schwan are brothers.

      Comparative Stock Price Performance Graph

      The following graph compares, for the period January 1, 1999 to December 31, 2003, the cumulative total return (assuming reinvestment of dividends) on the Company's Common Stock with (i) the NASDAQ Stock Market Index (U.S.) and
(ii) a peer group including S&P 500 Specialty Stores. The graph assumes an investment of $100 on January 1, 1999, in the Company's Common Stock and each of the other investment categories.

      The historical stock prices of the Company's Common Stock shown on the graph below are not necessarily indicative of future price performance. Per share value as of October 31, 1999, 2000, and December 31, 2001, 2002 and 2003 is based on the Common Stock's closing price as of such date.

                Total Return To Shareholders
                  (Includes reinvestment of dividends)

                                            ANNUAL RETURN PERCENTAGE
                                            Years Ending

      Company / Index                       Oct00     Dec00     Dec01     Dec02     Dec03
      CTI INDUSTRIES CORP                   -4.76    -46.67     75.00    325.85    -63.90
      NASDAQ U.S. INDEX                     13.06    -27.05    -20.63    -30.86     49.51
      S&P 500 SPECIALTY STORES              -4.69    -13.37     61.41    -11.11     34.66

                                           INDEXED RETURNS
                                  Base      Years Ending
                                 Period
      Company / Index             Oct99     Oct00     Dec00     Dec01     Dec02     Dec03
      CTI INDUSTRIES CORP          100      95.24     50.79     88.89    378.53    136.66
      NASDAQ U.S. INDEX            100     113.06     82.48     65.47     45.26     67.67
      S&P 500 SPECIALTY STORES     100      95.31     82.57    133.28    118.47    159.52

      Employment Agreements

      In June, 1997, the Company entered into an Employment Agreement with Howard W. Schwan as President, which provides for an annual salary of not less than $135,000. The term of the Agreement was through June 30, 2002 and is automatically renewed thereafter for successive one year terms. The Agreement contains covenants of Mr. Schwan with respect to the use of the Company's confidential information, establishes the Company's right to inventions created by Mr. Schwan during the term of his employment, and includes a covenant of Mr. Schwan not to compete with the Company for a period of three years after the date of termination of the Agreement.

      Director Compensation

      John Schwan was compensated in the amount of $76,500 in fiscal 2003 for his services as Chairman of the Board of Directors. Directors other than members of management received a fee of $1,000 for each Board meeting attended.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ Stock Market. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during calendar year 2003, all Section 16(a) filing requirements applicable to the officers, directors and ten-percent beneficial shareholders were complied with, except that Brent Anderson was late in filing one Form 4 for an aggregate of 8,750 shares.

Code of Ethics

      The Company has adopted a code of ethics that applies to its senior executive and financial officers. The Company's Code of Ethics seeks to promote
(i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships,
(ii) full, fair, accurate, timely and understandable disclosure of information to the Commission, (iii) compliance with applicable governmental laws, rules and regulations, (iv) prompt internal reporting of violations of the Code to predesignated persons, and (v) accountability for adherence to the Code. A copy of the Company's Code of Ethics has been included as Exhibit B to this report.

Board of Directors Affiliations and Related Transactions

      Stephen M. Merrick, Executive Vice President and Secretary of the Company, is a principal of the law firm of Merrick & Klimek, P.C., which serves as general counsel of the Company. In addition, Mr. Merrick is a principal stockholder of the Company. Other principals of the firm of Merrick & Klimek, P.C. own less than 1% of the Company's outstanding Common Stock. Legal fees incurred from the firm of Merrick & Klimek, P.C. for the fiscal years ended December 31, 2003, 2002 and 2001 were $106,750, $102,245 and $121,305, respectively. Mr. Merrick is also an officer and director of Reliv International, Inc. (NASDAQ-RELV).

      John H. Schwan is an officer and owner of Packaging Systems, L.L.C., Shamrock Specialty Packaging and affiliated companies. The Company made purchases of packaging materials from these entities in the aggregate amounts of $118,011 and $273,910 during each of the years ended December 31, 2002 and December 31, 2003, respectively.

      In June, 1999, notes of the Company to Howard W. Schwan, John Schwan, and Stephen Merrick in the amount of, respectively, $50,000, $350,000 and $315,000, came due. On November 9, 1999, new notes in the same principal amounts were issued to Messrs. H. Schwan, J. Schwan and Merrick, in payment and replacement of the prior notes with maturity dates for each of November 9, 2001. As of that date, each payee under the Notes had executed a consent to extend the maturity of the Notes to March 1, 2004. In November, 1999, the June, 1997 warrants of Messrs. H. Schwan, J. Schwan and Merrick to purchase up to (respectively) 6,359, 44,515 and 40,063 shares of the Company's Common Stock at an exercise price of $7.86 per share were cancelled. At that time, new warrants to purchase up to 35,263, 246,840 and 222,157 shares of the Company's Common Stock at an exercise price of $1.418 per share were issued to Messrs. H. Schwan, J. Schwan and Merrick, respectively. Each of these warrants were exercised on June 3, 2002. The respective $50,000, $350,000 and $315,000 notes were cancelled and used as payment for the warrant shares.

      In July, 2001, the Company issued Warrants to purchase up to 79,364 shares of the Company's Common

Stock to John H. Schwan and 39,683 shares of the Company's Common Stock to Stephen M. Merrick. The warrants were issued in consideration of Mr. Schwan and Mr. Merrick guaranteeing and securing loans to the Company in the aggregate amount of approximately $1,600,000. The warrants are exercisable for a period of five years at a price of $1.50 per share.

      On December 12, 2002, Messrs. John Schwan, Howard Schwan and Stephen Merrick exercised warrants to purchase 24,572, 30,525 and 28,780 shares of the Company's Common Stock, respectively. In each instance, the warrant holder tendered shares of the Company's Common Stock on the date of exercise.

      During February, 2003, John H. Schwan loaned $930,000 to the Company and Stephen M. Merrick loaned $700,000 to the Company, in exchange for (i) two year promissory notes bearing interest at 9% per annum and (ii) five year warrants to purchase up to an aggregate of 163,000 shares of Common Stock of the Company at $4.87 per share, the market price of the Common Stock on the date of the Warrants. The proceeds of these loans were to (i) re-finance the loan of bank loan of CTI Mexico in the amount of $880,000 and (ii) to provide financing for CTI Mexico and Flexo Universal.

      During 2003, John H. Schwan loaned to the Company an additional aggregate amount of $795,024 . Such amount is due on demand and bears interest at the rate of 8% per annum.

      During 2003, John H. Schwan loaned to Flexo Universal the aggregate amount of $225,000 and Stephen M. Merrick loaned to Flexo Universal the sum of $25,000. These advances are reflected in notes and bear interest at the rate of 8% per annum. The notes are unsecured.

      On November 10, 1999, the Company entered into a Lease Agreement with Pepper Road, Inc., an Illinois corporation, to lease certain warehouse and office space located at 22222 North Pepper Road, Barrington, Illinois, the building and property immediately adjacent to the Company's manufacturing facilities at 22160 North Pepper Road, Barrington, Illinois. The lease has a 10 year term and provides for monthly rent payments of $15,500 ($186,000 annually), plus all utility charges associated with the property. John Schwan, Howard Schwan and Stephen M. Merrick are officers, directors, and the sole shareholders of Pepper Road, Inc. On July 6, 2004, the Lease Agreement between the Company and Pepper Road, Inc. terminated.

      The Company believes that each of the transactions set forth above were entered into, and any future related party transactions will be entered into, on terms as fair as those obtainable from independent third parties. All related party transactions must be approved by a majority of disinterested directors and subject to review in the context of the Company's Code of Ethics.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" THE SEVEN NOMINEES FOR DIRECTOR NAMED IN PROPOSAL NO. 1.

PROPOSAL TWO - SELECTION OF AUDITORS

EISNER, LLP

      Effective July 22, 2003, CTI Industries Corporation (the "Registrant") engaged Eisner, LLP as the Registrant's principal accountants to audit the Registrant's financial statements for the year ending December 31, 2003. Eisner, LLP replaced McGladrey & Pullen, LLP, which had previously been engaged for the same purpose, and whose dismissal was effective July 22, 2003. The decision to change the Registrant's principal accountants was approved by the Registrant's Board of Directors on July 22, 2003.

      The reports of McGladrey & Pullen, LLP, on the Registrant's financial statements for the fiscal year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      Effective July 24, 2002, the Company engaged McGladrey & Pullen, LLP as the Registrant's principal accountants to audit the Company's financial statements for the year ending December 31, 2002. McGladrey & Pullen, LLP replaced Grant Thornton, LLP, which had previously been engaged for the same purpose, and whose dismissal was effective July 24, 2002. The decision to change the Company's principal accountants was approved by the Company's Audit Committee and Board of Directors on July 24, 2002.

      During the Company's fiscal year ended December 31, 2002 and in the subsequent interim period through March 31, 2003, there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen, LLP would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

      McGladrey & Pullen, LLP has not informed the Company of any reportable events during the Company's fiscal year ended December 31, 2002 or in the subsequent interim period ending March 31, 2003.

      The reports of Grant Thornton LLP, on the Company's financial statements for the prior two fiscal years ended December 31, 2000, and December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      During the Company's fiscal years ended December 31, 2000, and December 31, 2001, and in the subsequent interim periods through July 24, 2002, there were no disagreements with Grant Thornton, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods.

      Grant Thornton, LLP has not informed the Company of any reportable events during the Company's two fiscal years ended December 31, 2000 and 2001 and in subsequent interim periods through July 24, 2002.

Fees Billed By Independent Public Accountants

      The following table sets forth the aggregate amount of audit fees and all other fees billed or expected to be billed by Eisner, LLP, the Company's principal auditor, for the year ended December 31, 2003:

                                                            Amount
                                                            ------

            Audit fees (1)                                 $ 98,500
            Other audit related fees (2)                   $ 15,000
            All other fees(3)                              $ 15,000
                                                           --------

            Total fees                                     $128,500
                                                           ========

(1) Includes the annual financial statement audit and limited quarterly reviews and expenses.

(2) Includes fees and expenses for other audit related activity provided by Eisner, LLP.

(3) Primarily represents tax services, which include preparation of tax returns and other tax consulting services.

      Eisner, LLP became the Company's principal auditor in July, 2003, replacing the Company's principal auditor for the fiscal year ended December 31, 2002, McGladrey & Pullen, LLP. Consequently, Eisner, LLP billed no fees to the Company in 2002.

      The audit-related fees charged to the Company by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP) for the fiscal year ended December 31, 2002 and in 2003 were as follows:

                                                  2002         2003
                                                 Amount       Amount
                                                 ------       ------

            Audit fees (1)                      $301,000     $84,200
            Other audit related fees (2)        $  8,900     $     0
            All other fees (3)                  $ 19,100     $     0
                                                --------     -------

            Total fees                          $329,000     $84,200
                                                ========     =======

----------
                       (footnotes continued on next page)

(1) Includes the annual financial statement audit and limited quarterly reviews and expenses.

(2) Includes fees and expenses for other audit related activity provided by McGladrey & Pullen, LLP.

(3) Primarily represents tax services provided by RSM McGladrey, Inc. which include preparation of tax returns and other tax consulting services.

      The Board of Directors have selected and approved Eisner, LLP as the principal independent auditor to audit the financial statements of the Company for 2004, subject to ratification by the shareholders. It is expected that a representative of the firm of Eisner, LLP will be present at the annual meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" SUCH RATIFICATION.

Stockholder Proposals for 2005 Proxy Statement

      Proposals by shareholders for inclusion in the Company's Proxy Statement and form of proxy relating to the 2005 Annual Meeting of Stockholders, which is tentatively scheduled to be held on July 31, 2005 should be addressed to the Secretary, CTI Industries Corporation, 22160 North Pepper Road, Barrington, Illinois 60010, and must be received at such address no later than December 31, 2004. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposal be forwarded by certified mail, return receipt requested.

Other Matters to Be Acted Upon at the Meeting

      The management of the Company knows of no other matters to be presented at the meeting. Should any other matter requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS


Dated: October 1, 2004                    /s/ Stephen M. Merrick
                                          --------------------------------------
                                          Stephen M. Merrick, Secretary

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER
                          OF CTI INDUSTRIES CORPORATION

1.    Organization

      There shall be a committee of the Board of Directors of CTI Industries Corporation (the "Corporation") to be known as the Audit Committee. This charter (the "Charter") shall govern the operations of the Audit Committee. The Committee shall review and reassess the adequacy of this Charter at least annually, and shall submit any revisions to this Charter to the Board of Directors for their approval. The Audit Committee shall be composed of at least three directors who are independent of the management of the Corporation. A director shall be deemed independent if he is free of any relationship that, in the opinion of the Board of Directors, would interfere with exercise of independent judgment as a Committee member. To ensure that an audit committee member satisfies the definition of "independent" according to both Item 7(d) (3)
(iv) of Schedule 14A under the Securities Exchange Act and NASDAQ's SmallCap Marketplace Rules, an Audit Committee member may not:

o have been employed by the Corporation or its affiliates in the current or past three years;

o have accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

o have an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer;

o have been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the Corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

o have been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

In addition, the Corporation shall have one member who is designated and meets the requirements of an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K of the Exchange Act. An "audit committee financial expert" shall possess all of the following five attributes:

o An understanding of generally accepted accounting principles ("GAAP") and financial statements;

o The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

o Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation's financial statements, or experience actively supervising one or more persons engaged in such activities;

o An understanding of internal controls and procedures for financial reporting; and

o     An understanding of audit committee functions.

      The foregoing attributes must have been acquired by the audit committee financial expert through one or more of the following means:

      (1) Education and experience as a public accountant or a principal financial officer, controller or principal accounting office of a company, or experience in one or more positions involving the performance of similar functions;

      (2)   Experience actively supervising any of the persons referred to in
            (1) above;

      (3) Experience in overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

      (4)   other relevant experience.

All Audit Committee members shall be able to read and understand fundamental financial statements, including but not limited to balance sheets, income statements and cash flow statements.

2.    Statement of Policy

      The Audit Committee shall provide assistance to the Corporation's directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting and financial reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the Corporation. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and counsel or other experts for this purpose.

3.    Responsibilities and Processes

      The primary responsibility of the Audit Committee is to oversee the Corporation's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Corporation's financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all applicable requirements and are of the highest quality.

      In carrying out these responsibilities, the Audit Committee will:

      3.1 Provide an open avenue of communication between the independent auditor, the internal auditor, management and the Board of Directors. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee.

      3.2 Meet at least one time per year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

      3.3 Review and recommend to the Directors the independent auditors to be selected to audit the financial statements of the corporation, and approve the compensation of the independent auditors. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

      3.4 Review and concur in the appointment, replacement, reassignment or dismissal of the internal auditor.

      3.5 Confirm and assure the independence of the independent auditors. The Audit Committee has the responsibility for ensuring its receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Corporation. The Audit Committee also has the responsibility for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectively and independence of the independent auditor and for taking, or recommending that the full Board take appropriate action to oversee the independence of the independent auditors.

      3.6 Meet with the independent auditors and internal auditors to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent or internal auditors.

      3.7 Review with the independent auditors and the internal auditor(s) the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Audit Committee should also review with the independent and internal auditors the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

      3.8 Inquire of management, the internal auditor(s), and the independent auditors about significant business risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.

      3.9 Review with management, the independent auditors and the internal auditor(s) the interim financial report prior to the filing of the quarterly report on Form 10-Q. The Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

      3.10 The Audit Committee shall review with management, the independent auditors and the internal auditor(s) the financial statements to be included in the Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

      3.11 Review with the Board of Directors and the independent auditors at the completion of the annual examination:

            (a) The Corporation's annual financial statements and related footnotes;

            (b) The independent auditor's audit of the financial statements and his report thereon;

            (c) Any significant changes required in the independent auditor's audit plan;

            (d) Any serious difficulties or disputes with management encountered during the course of the audit; and

            (e) Other matters relating to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditor standards.

      3.12 Consider and review with management and the internal auditor(s):

            (a) Significant findings during the year and management's responses thereto;

            (b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information;

            (c) Any changes required in the planned scope of their audit plan;

            (d) The internal auditing department budget and staffing; and

            (e) Internal auditing's compliance with appropriate accounting standards.

      3.13 Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee with and without members of management present to discuss results of examinations. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditor personnel, and the cooperation that the independent auditors received during the course of the audit.

      3.14 Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

      3.15 Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

      3.16 Investigate any matter brought to its attention within the scope of its duties.

      3.17 Report Committee actions to the Board of Directors with such recommendations as the Audit Committee may deem appropriate.

      3.18 The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

Effective this 8th day of April, 2004, by order of this Corporation's Board of Directors.

                                                /s/ Stephen M. Merrick
                                                --------------------------------
                                                Stephen M. Merrick, Secretary

                                    EXHIBIT B

                           CTI INDUSTRIES CORPORATION

                                 Code of Ethics
                   for Senior Executive and Financial Officers

I.    General

      The policy of CTI Industries Corporation (the "Company") is to comply strictly with all laws governing its operations and to conduct its affairs in keeping with the highest moral, legal and ethical standards. Senior executive and financial officers hold an important and elevated role in maintaining a commitment to (i) honest and ethical conduct, (ii) full, fair, accurate, timely and understandable disclosure in the Company's public communications, and (iii) compliance with applicable governmental rules and regulations. Accordingly, the Company has adopted this Code of Ethics for its Chief Executive Officer, Chief Financial Officer, Controller and any other senior executive or financial officers performing similar functions and so designated from time to time by the Chief Executive Officer (the "Senior Executive and Financial Officers"). This Code of Ethics shall be approved annually by the Audit Committee of the Board of Directors (the "Committee") and disbursed to the public by means of one of the methods described in Item 406 of Regulation S-K promulgated by the Securities and Exchange Commission (the "SEC").

II.   Honest and Ethical Conduct

      Senior Executive and Financial Officers are expected to exhibit and promote the highest standards of honest and ethical conduct, by, among other things, their adherence to the following policies and procedures:

      o Senior Executive and Financial Officers shall engage in only honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

      o Senior Executive and Financial Officers shall inform the Company's Corporate Counsel or, in his absence, the Chairman of the Committee of (a) deviations in practice from policies and procedures governing honest and ethical behavior or (b) any material transaction or relationship that could reasonably be expected to create a conflict of interest.

      o Senior Executive and Financial Officers shall demonstrate personal support for the policies and procedures set forth in this Code of Ethics through periodic communications reinforcing these principles and standards throughout the Company.


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      o     Senior Executive and Financial Officers shall respect the
            confidentiality of information acquired in performance of one's responsibilities and shall not use confidential information for personal advantage.

III.  Financial Records and Periodic Reports

      The Company is committed to full, fair, accurate, timely and understandable disclosures in reports and documents that it files with, or submits to, the SEC and in other public communications made by the Company. In support of this commitment, the Company has, among other measures, (a) designed and implemented disclosure controls and procedures (within the meaning of applicable SEC rules) and (b) required the maintenance of accurate and complete records, the prohibition of false, misleading or artificial entries on its books and records, and the full and complete documentation and recording of transactions in the Company's accounting records. In addition to performing their duties and responsibilities under these requirements, each of the Senior Executive and Financial Officers will establish and manage the Company's reporting systems and procedures with due care and diligence to ensure that:

      o Reports filed with or submitted to the SEC and other public communications contain information that is full, fair, accurate, timely and understandable and do not misrepresent or omit material facts.

      o Business transactions are properly authorized and completely and accurately recorded in all material respects on the Company's books and records in accordance with generally accepted accounting principles and the Company's established financial policies.

      o Retention or disposal of Company records is in accordance with established Company policies and applicable legal and regulatory requirements.

IV.   Compliance with Applicable Laws, Rules and Regulations

      The policy of the Company is to comply strictly with all laws governing its operations and to conduct its affairs in keeping with the highest moral, legal and ethical standards. Accordingly, the Senior Executive and Financial Officers will comply with all applicable governmental laws, rules and regulations, and will establish and maintain mechanisms to:

      o Monitor compliance of the Company's finance organization and other key employees with all applicable federal, state and local statutes, rules, regulations and administrative procedures.

      o Identify, report and correct any detected deviations from applicable federal, state and local statutes, rules, regulations and administrative procedures.


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V.    Compliance with Code of Ethics

      The Senior Executive and Financial Officers shall acknowledge and certify their ongoing compliance with this Code of Ethics annually and provide a copy of such certification to the Committee. This Code of Ethics will be published and made available to all employees, and any employee should promptly report any violation of this Code of Ethics to the General Counsel or, in his or her absence, the Chairman of the Committee. The Board of Directors shall take appropriate action with respect tot he failure of any Senior Executive or Financial Officer to comply with this Code of Ethics, which may include reprimand, demotion or dismissal, depending on the seriousness of the offense.

Adopted:   April, 2004


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